UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On September 25, 2007, Fannie Mae (formally known as the Federal National Mortgage Association) agreed to sell an aggregate of $1 billion of non-cumulative perpetual preferred stock to a limited group of "qualified institutional buyers," as defined in Rule 144A under the Securities Act of 1933, as amended.

Specifically, Fannie Mae agreed to sell 40,000,000 shares of its Variable Rate Non-Cumulative Preferred Stock, Series P (the "Series P Preferred Stock"), to a limited group of qualified institutional buyers for an aggregate offering price of $1 billion. Shares of Series P Preferred Stock have no par value and have a stated value and liquidation preference of $25 per share. Holders of the Series P Preferred Stock are entitled to receive non-cumulative quarterly cash dividends when, as and if declared by Fannie Mae's Board of Directors or an authorized committee thereof at the quarterly dividend rate specified in the Certificate of Designation for the Series P Preferred Stock. If declared, dividends will be payable on March 31, June 30, September 30 and December 31, beginning on December 31, 2007. The initial quarterly dividend rate, which will apply for the period from the date of issuance to but excluding December 31, 2007, will be 5.9481%. Thereafter, the dividend rate will adjust quarterly on each March 31, June 30, September 30 and December 31, beginning December 31, 2007, at a per annum rate equal to the greater of: (i) 3-Month LIBOR plus 0.75 percent, and (ii) 4.50 percent. On or after September 30, 2012, and subject to certain conditions, Fannie Mae may redeem some or all of the outstanding shares of Series P Preferred Stock for a redemption price of $25 per share plus an amount equal to the dividend (whether or not that dividend has been declared by the Board of Directors) for the then-current quarterly dividend period, accrued to but excluding the date of redemption. Shares of Series P Preferred Stock rank on a parity with other shares of Fannie Mae's outstanding preferred stock as to dividends and rights upon liquidation.

The preceding summary of the terms of the Series P Preferred Stock is qualified in its entirety by the Certificate of Designation for the Series P Preferred Stock, a copy of which is filed with this report as Exhibit 4.1 and incorporated herein by reference.

The issuance and sale of the Series P Preferred Stock, which was placed by Goldman, Sachs & Co. and Merrill Lynch & Co., closed on September 28, 2007. Fannie Mae paid placement agent fees of 1 percent of the liquidation preference of the aggregate amount of Series P Preferred Stock placed.

Pursuant to our Charter Act, the shares of the Series P Preferred Stock (and all shares of Fannie Mae preferred stock) are "exempted securities" within the meaning of the Securities Act of 1933, as amended, and other laws administered by the SEC, to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States. Because shares of Fannie Mae preferred stock are exempted securities, Fannie Mae does not file registration statements with the SEC with respect to offerings of its preferred stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 27, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Certificate of Designation of Terms of Variable Rate Non-Cumulative Preferred Stock, Series P